Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Fresh Start Private Management, Inc., a Nevada corporation (the “Company”), on Form 10-Q for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission (the “Report”), Dr. Jorge Andrade, Chief Executive Officer and Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ /s/ Dr. Jorge Andrade
Dr. Jorge Andrade Chief Executive Officer, Principal Financial Officer, and Principal Accounting Officer February 24, 2012